Exhibit 99.1

NEWS RELEASE
Contact: Martina Bar Kochva	48 South Service Road
Melville, NY 11747
(631) 465-3600

PARK ELECTROCHEMICAL CORP. REPORTS FOURTH QUARTER AND

FISCAL YEAR RESULTS

Melville, New York, Thursday, May 9, 2013…..Park Electrochemical Corp. (NYSE-PKE) reported net sales of $42,675,000 for the fourth quarter ended March 3, 2013 compared to net sales of $43,676,000 for the fourth quarter ended February 26, 2012. Park’s net sales for the fiscal year ended March 3, 2013 were $176,416,000 compared to net sales of $193,254,000 for the fiscal year ended February 26, 2012. It is important to note that the fourth quarter ended March 3, 2013 was a 14-week period compared to the fourth quarter ended February 26, 2012, which was a 13-week period. In addition, the fiscal year ended March 3, 2013 was a 53-week period compared to the fiscal year ended February 26, 2012, which was a 52-week period.

Park reported net earnings before special items of $4,524,000 for the fourth quarter ended March 3, 2013 compared to net earnings before special items of $3,914,000 for the fourth quarter of last year. During the 2013 fiscal year fourth quarter, the Company recorded pre-tax charges of $608,000 in connection with the closure of its Nelco Technology (Zhuhai FTZ) Ltd. facility located in the Free Trade Zone in Zhuhai, China and its Park Advanced Composite Materials, Inc. facility located in Waterbury, Connecticut. In the fourth quarter of last year, the Company recorded pre-tax charges of $1,250,000 in connection with the closure of the Connecticut facility. Accordingly, net earnings for the fourth quarter ended March 3, 2013 were $4,072,000 compared to $3,151,000 for the fourth quarter ended February 26, 2012.

For the year ended March 3, 2013, Park reported net earnings before special items of $20,344,000 compared to net earnings before special items of $23,150,000 for the prior fiscal year. The current fiscal year included pre-tax charges of $3,703,000 related primarily to the facility closures in China and Connecticut mentioned above. The prior fiscal year included other pre-tax income of $1,598,000 relating to the settlement of certain lawsuits and pre-tax charges of $1,250,000 in connection with the closure of the Connecticut facility mentioned above. Accordingly, net earnings were $16,961,000 for the fiscal year ended March 3, 2013 compared to net earnings of $23,442,000 for the fiscal year ended February 26, 2012.

Park reported basic and diluted earnings per share before special items of $0.22 for the fourth quarter ended March 3, 2013 compared to basic and diluted earnings per share before special items of $0.19 for last year’s fourth quarter. Basic and diluted earnings per share were $0.20 for the fourth quarter ended March 3, 2013 compared to basic and diluted earnings per share of $0.15 for last year’s fourth quarter.

For the fiscal year ended March 3, 2013, Park reported diluted earnings per share before special items of $0.98 compared to diluted earnings per share before special items of $1.11 for the prior fiscal year. Diluted earnings per share were $0.81 for the year ended March 3, 2013 compared to diluted earnings per share of $1.13 for the prior fiscal year.

The Company will conduct a conference call to discuss its financial results at 11:00 a.m. EDT today. Forward-looking and other material information may be discussed in this conference call. The conference call dial-in number is (800) 901-5213 in the United States and Canada and (617) 786-2962 in other countries and the required passcode is 73154636.

For those unable to listen to the call live, a conference call replay will be available from approximately 2:00 p.m. EDT today through 11:59 p.m. EDT on Wednesday, May 15, 2013. The conference call replay can be accessed by dialing (888) 286-8010 in the United States and Canada and (617) 801-6888 in other countries and entering passcode 95182714 or on the Company's web site at www.parkelectro.com/investor/investor.html.

Any additional material financial or statistical data disclosed in the conference call will also be available at the time of the conference call on the Company's web site at www.parkelectro.com/investor/investor.html.

Park believes that an evaluation of its ongoing operations would be difficult if the disclosure of its financial results were limited to accounting principles generally accepted in the United States of America (“GAAP”) financial measures, which include special items, such as closure and restructuring charges and the settlement of lawsuits. Accordingly, in addition to disclosing its financial results determined in accordance with GAAP, Park discloses non-GAAP operating results that exclude special items in order to assist its shareholders and other readers in assessing the Company’s operating performance, since the Company’s on-going, normal business operations do not include such special items. The detailed operating information presented below reconciles the non-GAAP operating results before special items to earnings determined in accordance with GAAP. Such non-GAAP financial measures are provided to supplement the results provided in accordance with GAAP.

Park Electrochemical Corp. is a global advanced materials company which develops and manufactures high-technology digital and RF/microwave printed circuit materials principally for the telecommunications and internet infrastructure and high-end computing markets and advanced composite materials, parts and assemblies for the aerospace markets. Park’s core capabilities are in the areas of polymer chemistry formulation and coating technology. The Company’s manufacturing facilities are located in Singapore, France, Kansas, Arizona and California. The Company also maintains R&D facilities in Arizona, Kansas and Singapore.

Additional corporate information is available on the Company’s web site at www.parkelectro.com

Performance table, including non-GAAP information (in thousands, except per share amounts – unaudited):

	14 Weeks	13 Weeks	53 Weeks	52 Weeks
	Ended 3/3/2013	Ended 2/26/2012	Ended 3/3/2013	Ended 2/26/2012
Sales	$42,675	$43,676	$176,416	$193,254

Net Earnings before Special Items[1]	$4,524	$3,914	$20,344	$23,150
Special Items net of Tax	$(452)	$(763)	$(3,383)	$292
Net Earnings	$4,072	$3,151	$16,961	$23,442

Basic and Diluted Earnings per Share:
Basic Earnings before Special Items[1]	$0.22	$0.19	$0.98	$1.12
Special Items	$(0.02)	$(0.04)	$(0.16)	$0.01
Basic Earnings per Share	$0.20	$0.15	$0.82	$1.13

Diluted Earnings before Special Items[1]	$0.22	$0.19	$0.98	$1.11
Special Items	$(0.02)	$(0.04)	$(0.17)	$0.02
Diluted Earnings per Share	$0.20	$0.15	$0.81	$1.13

Weighted Average Shares Outstanding:
Basic	20,806	20,764	20,801	20,746
Diluted	20,822	20,816	20,823	20,792

1 Refer to "Detailed operating information" below for information regarding Special Items.

Comparative balance sheets (in thousands):

	3/3/2013	2/26/2012
Assets
Current Assets
Cash and Marketable Securities	$275,216	$268,785
Accounts Receivable, Net	25,878	23,533
Inventories	12,918	15,823
Other Current Assets	6,662	3,449
Total Current Assets	320,674	311,590

Fixed Assets, Net	32,187	38,695
Other Assets	16,797	15,703
Total Assets	$369,658	$365,988

Liabilities and Shareholders' Equity
Current Liabilities
Accounts Payable	$6,485	$8,427
Accrued Liabilities	6,016	8,816
Income Taxes Payable	4,177	4,198
Total Current Liabilities	16,678	21,441

Long-Term Debt	52,000	-
Deferred Income Taxes	812	1,062
Other Liabilities	246	274
Total Liabilities	69,736	22,777

Shareholders’ Equity	299,922	343,211

Total Liabilities and Shareholders' Equity	$369,658	$365,988

Equity per Share	$14.40	$16.50

Detailed operating information (in thousands – unaudited):

	14 Weeks Ended March 3, 2013			13 Weeks Ended February 26, 2012
			Before			Before
		Specials	Special		Specials	Special
	GAAP	Items	Items	GAAP	Items	Items
Net Sales	$42,675		$42,675	$43,676		$43,676
Cost of Sales	30,840		30,840	32,435		32,435
%	72.3%		72.3%	74.3%		74.3%

Gross Profit	11,835	-	11,835	11,241	-	11,241
%	27.7%		27.7%	25.7%		25.7%

Selling, General & Administrative
Expenses	6,583		6,583	6,804		6,804
%	15.4%		15.4%	15.6%		15.6%

Restructuring Charge	608	(608)	-	1,250	(1,250)	-
%	1.4%		0.0%	2.9%		0.0%

Earnings from Operations	4,644	608	5,252	3,187	1,250	4,437
%	10.9%		12.3%	7.3%		10.2%

Other Income, net	113		113	203		203
%	0.3%		0.3%	0.5%		0.5%

Earnings before Income Taxes	4,757	608	5,365	3,390	1,250	4,640
%	11.1%		12.6%	7.8%		10.6%

Income Tax Provision	685	156	841	239	487	726
Effective Tax Rate	14.4%		15.7%	7.1%		15.6%

Net Earnings	4,072	452	4,524	3,151	763	3,914
%	9.5%		10.6%	7.2%		9.0%

	53 Weeks Ended			52 Weeks Ended
	March 3, 2013			February 26, 2012
			Before			Before
		Specials	Special		Specials	Special
	GAAP	Items	Items	GAAP	Items	Items
Net Sales	$176,416		176,416	$193,254		$193,254
Cost of Sales	125,866		125,866	138,512		138,512
%	71.3%		71.3%	71.7%		71.7%

Gross Profit	50,550	-	50,550	54,742	-	54,742
%	28.7%		28.7%	28.3%		28.3%

Selling, General & Administrative
Expenses	26,595		26,595	28,247		28,247
%	15.1%		15.1%	14.6%		14.6%

Restructuring Charge	3,703	(3,703)	-	1,250	(1,250)	-
%	2.1%		0.0%	0.6%		0.0%

Earnings from Operations	20,252	3,703	23,955	25,245	1,250	26,495
%	11.5%		13.6%	13.1%		13.7%

Other Income, net	633		633	2,406	(1,598)	808
%	0.4%		0.4%	1.2%		0.4%

Earnings before Income Taxes	20,885	3,703	24,588	27,651	(348)	27,303
%	11.8%		13.9%	14.3%		14.1%

Income Tax Provision	3,924	320	4,244	4,209	(56)	4,153
Effective Tax Rate	18.8%		17.3%	15.2%		15.2%

Net Earnings	16,961	3,383	20,344	23,442	(292)	23,150
%	9.6%		11.5%	12.1%		12.0%

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